Exhibit 4.1

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES TO BE DELIVERED HEREUNDER AND UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. NO SALE, ASSIGNMENT, TRANSFER FOR VALUE, PLEDGE OR OTHER ENCUMBRANCE OF EITHER THIS CONVERTIBLE PROMISSORY NOTE OR ANY SUCH SECURITIES MAY BE MADE UNLESS (1) SUCH TRANSACTION IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR (2) THE MAKER IS PROVIDED WITH AN OPINION OF COUNSEL, SATISFACTORY TO THE MAKER, STATING THAT SUCH TRANSACTION IS IN COMPLIANCE WITH EXEMPTIONS FROM REGISTRATION UNDER SUCH ACT AND SUCH OTHER APPLICABLE LAWS. NO TRANSFER OF ANY INTEREST IN THIS CONVERTIBLE PROMISSORY NOTE OR ANY SUCH SECURITIES MAY BE EFFECTED WITHOUT FIRST SURRENDERING THIS CONVERTIBLE PROMISSORY NOTE OR SUCH SECURITIES, AS THE CASE MAY BE, TO THE COMPANY OR ITS TRANSFER AGENT, IF ANY.

CONVERTIBLE PROMISSORY NOTE

Amount $____________.00	________ __, 201_

FOR VALUE RECEIVED, CYTODYN INC., a Delaware corporation (“Maker”), hereby promises to pay to ___________________ (“Holder”) the principal amount of ___________ ($____________.00), together with interest thereon at a fixed simple interest rate of ten percent (10%) per annum.

Principal and accrued interest on this Promissory Note, to the extent not previously paid in cash or converted as described below, shall be due and payable in cash in a single payment on ________ __, 2019, which is nine (9) months from the date hereof (the “Due Date”). Interest shall be paid in cash in arrears upon the Due Date or in the form of stock determined by the Conversion Price.

In connection with this Promissory Note, Holder will be issued, at no additional cost to Holder, a warrant (the “Note Warrant”) to purchase ____________ (____________) shares of the Maker’s common stock (the “Shares”) at an exercise price of $0.30 per Share (the “Exercise Price”), in substantially the form attached hereto as Exhibit A. The Note Warrant will be exercisable at the option of the Holder at any time after ________ __, 201_ (the “Effective Date”), but not later than five (5) years after the Effective Date.

All or any portion of principal and any related accrued but unpaid interest hereunder may be converted (each, a “Conversion”) by Holder at any time prior to the Due Date into a number of Shares determined by dividing the converted principal amount and related accrued but unpaid interest by the conversion price of $0.50 per Share (the “Conversion Price”), with the resulting number of Shares to be issued, rounded down to the nearest whole Share, being referred to as the “Conversion Share Number.” No Conversion hereunder shall be effective unless written notice of the Conversion is given by Holder at least five (5) days prior to such Conversion, in substantially the form attached hereto as Exhibit B.

If the Maker is recapitalized through the subdivision or combination of its outstanding shares of common stock into a larger or smaller number of shares, the Conversion Price shall be adjusted as of the record date for such recapitalization so that the Conversion Share Number shall be increased or reduced in the same proportion as the increase or decrease in the outstanding shares of common stock in such recapitalization.

The Maker shall not issue any fractional Shares upon Conversion by Holder of any principal and related accrued but unpaid interest hereunder or upon the exercise of the Warrants. With respect to any fraction of a Share resulting from such Conversion or exercise, the Maker shall issue to Holder a number of Shares rounded down to the nearest whole Share.

Default in the payment of the principal of or interest on this Promissory Note when the same becomes due and payable shall, upon written notice by the Holder to the Maker, constitute an event of default hereunder. Upon the occurrence of an event of default, or at any time thereafter during the continuance of any such event, the Holder may, with or without notice to the Maker, declare this Promissory Note to be forthwith due and payable, whereupon this Promissory Note and the indebtedness evidenced hereby shall forthwith be due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any other instrument executed in connection with or securing this Note to the contrary notwithstanding. If the Due Date of this Promissory Note is accelerated as provided above, the Holder may convert the principal portion of this Promissory Note into Shares at any time prior to the payment of such principal amount.

If the Maker sells all or substantially all of its assets to a third party, merges, or consolidates with another entity, or engages in any other transaction with a third party requiring approval of the shareholders of the Maker, Maker shall give prompt notice to the Holder, and Holder may immediately convert the principal amount of this Promissory Note into Shares at any time prior to the consummation of such transaction.

If this Promissory Note or any interest hereon becomes due and payable on Saturday, Sunday or other day on which commercial banks are authorized or permitted to close under the laws of the State of New York, the maturity of this Promissory Note or such installment shall be extended to the next succeeding business day.

Maker may elect to prepay without penalty, on or before the Due Date, the aggregate outstanding principal balance of this Promissory Note, all or any portion of the outstanding principal balance under this Promissory Note, together with accrued but unpaid interest, by wire transfer or other cash equivalent acceptable to Maker; provided, however, for any such prepayment, Maker must first give Holder at least ten (10) days prior notice of such prepayment and, during such time, Holder may elect in writing to effect a Conversion of all or a portion of such principal balance, together with any accrued but unpaid interest so desired to be prepaid by Maker, into Shares as provided herein.

This Promissory Note and the Securities to be issued in connection herewith and upon Conversion hereof may not be offered, sold or otherwise disposed of except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”).

Upon Conversion of this Promissory Note, the Holder hereof will be required to confirm in writing, by executing the form attached as Schedule 1 to Exhibit B hereto, that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale. This Promissory Note and all Shares issued upon Conversion hereof or upon the exercise of the Warrants (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED FOR VALUE, PLEDGED, HYPOTHECATED, OR OTHERWISE ENCUMBERED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933 AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, OR AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SECURITIES LAWS.”

With respect to any offer, sale or other disposition of this Promissory Note or any Securities to be issued in connection herewith or upon Conversion hereof prior to registration of such Promissory Note or Securities, the Holder hereof and each subsequent Holder of this Promissory Note will be required to give written notice to the Maker prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel reasonably acceptable to the Maker’s counsel, if such opinion is reasonably requested by the Maker, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect and the applicable securities laws of any state or other jurisdiction as then in effect) of this Promissory Note or such Securities and indicating whether or not under the Securities Act and the applicable securities laws of any state or other jurisdiction this Promissory Note or certificates for such Securities to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with applicable law. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Maker, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Promissory Note or such Securities, all in accordance with the terms of the notice delivered to the Maker. If a determination has been made pursuant to this paragraph that the opinion of counsel for the Holder is not reasonably satisfactory to the Maker, the Maker shall so notify the Holder promptly after such determination has been made and neither this Promissory Note nor any Securities shall be sold or otherwise disposed of until such disagreement has been resolved. The foregoing notwithstanding, this Promissory Note or such Securities may as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 under the Securities Act, provided that the Maker shall have been furnished with such information as the Maker may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. This Promissory Note and each certificate representing the Securities thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, reasonably acceptable to the Maker, such legend is not required in order to ensure compliance with such laws. The Maker may issue stop transfer instructions to its transfer agent or, if acting as its own transfer agent, the Maker may stop transfer on its corporate books, in connection with such restrictions.

Any provision of this Promissory Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

This Promissory Note is not transferable or assignable by the Maker without the consent of the Holder. This Promissory Note is not transferable or assignable by the Holder without the consent of the Maker. If this Promissory Note is collected by law or through an attorney at law, or under advice therefrom, the Maker agrees to pay all costs of collection, including reasonable attorneys’ fees. Reasonable attorneys’ fees are defined to include, but not be limited to, all fees incurred in all matters of collection and enforcement, trial proceedings and appeals, as well as appearances in and connected with any bankruptcy proceedings or creditors’ reorganization or similar proceedings and any post judgment collection efforts.

Any failure to exercise any right, remedy or recourse hereunder shall not be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by the Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to a subsequent event.

In no event shall the amount of interest due or payments in the nature of interest payable hereunder exceed the maximum rate of interest allowed by applicable law, as amended from time to time, and in the event any such payment is paid by the Maker or received by the Holder, then such excess sum shall be credited as a payment of principal, unless the Maker shall notify the Holder, in writing, that the Maker elects to have such excess sum returned to the Maker forthwith.

The Maker hereby waives all and every exemption secured to it by the laws and constitution of the State of New York, and of any other state. The Maker hereby waives demand, presentment, protest, notice of nonpayment or dishonor, and any other notice required by law and agrees that its obligation hereunder shall not be affected by any renewal or extension of the time of payment hereof, or by any indulgences.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York applicable to debts and obligations incurred and to be paid solely in such jurisdiction. This Promissory Note may not be modified or amended and no provision hereof may be waived except by a written instrument executed by the parties to be bound thereby.

CYTODYN INC.

By:
Name:
Title:

EXHIBIT “A”

FORM OF WARRANT

EXHIBIT “B”

NOTICE OF CONVERSION

(please print)

To:	CYTODYN INC.

1.    In accordance with that certain Convertible Promissory Note issued by CYTODYN INC. to __________________________ on ________ __, 201_ (the “Promissory Note”), the undersigned hereby elects to convert $___________ of the principal amount of the Promissory Note, together with any related accrued but unpaid interest, into Shares.

2.    Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3.    The undersigned represents that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such Shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule 1.

4.    All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Promissory Note.

(Signature)

(Date)

Contact telephone:

Email:

SCHEDULE 1

INVESTMENT REPRESENTATION STATEMENT

Purchaser:	_______________________
Company	CYTODYN INC.
Security:	Convertible Promissory Note
Amount:	$_____________.00
Date:	________ __, 201_

In connection with the purchase of the above-listed securities (the “Shares”) pursuant to that certain Convertible Promissory Note issued by CYTODYN INC. to ______________________ on ________ __, 201_ (the “Promissory Note”), the undersigned (the “Purchaser”) represents to the Maker as follows:

(a)

The Purchaser is aware of the Maker’s business affairs and financial condition, and has acquired information about the Maker sufficient to reach an informed and knowledgeable decision to acquire the Shares. The Purchaser is acquiring the Shares for his own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(b)

The Purchaser further agrees that legends may be placed on the Shares restricting the transfer thereof, and that appropriate notations may be made in the Maker’s stock books and stop transfer instructions placed with the transfer agent, each in a manner generally consistent with the foregoing.

(c)

The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”) which, in substance, permit limited public resale of “restricted securities” acquired by non-affiliates of the issuer thereof, directly or indirectly, from the issuer (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things, the availability of certain public information about the Maker and the resale occurring not less than six (6) months after the party has purchased and paid for the securities to be sold.

(d)

The Purchaser further understands that, at the time the Purchaser wishes to sell the Shares, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Maker may not have filed all reports and other materials required under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Form 8-K reports, during the preceding 12 months, and that, in such event, because the Maker is a former “shell company” as contemplated under paragraph (i) of Rule 144, Rule 144 will not be available to the Purchaser.

(e)

The Purchaser further understands that, because the Maker is a former “shell company” as contemplated under paragraph (i) of Rule 144, regardless of the amount of time that the Purchaser holds the Shares, sales of the Shares may only be made under Rule 144 upon the

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satisfaction of certain conditions, including that the Maker has filed with the United States Securities and Exchange Commission (the “SEC”), during the 12 months preceding the sale, all quarterly and annual reports required under the Securities Exchange Act of 1934, as amended; and that, accordingly, any restrictive legends placed on the Securities cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act, and “blanket” removals of any such restrictive legends will not be possible.

(f)

The Purchaser further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A promulgated under the Securities Act, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Promissory Note.

Purchaser:

Date:

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